Exhibit 99.10

TRADING DATA

Entity	Date	Buy/Sell/ Exercise	No. of Shares	Price/ Premium per Share		Strike Price	Expiration Date	Security
MR Cobalt Offshore Fund AB LLC	12/19/2023	Sell	252,460	$60.27		$75.00	04/01/2024	Physically Settled Options to Buy Common Stock
MR Cobalt Offshore Fund AB LLC	12/19/2023	Sell	525,179	$65.14		$70.00	04/01/2024	Physically Settled Options to Buy Common Stock
MR Cobalt Offshore Fund AB LLC	12/19/2023	Buy	900,360	$55.87		$98.00	07/18/2025	Physically Settled Options to Buy Common Stock
MR Cobalt Offshore Fund CB 02 LLC	12/19/2023	Sell	586,703	$65.14		$70.00	04/01/2024	Physically Settled Options to Buy Common Stock
MR Cobalt Offshore Fund CB 02 LLC	12/19/2023	Buy	636,151	$67.86		$81.00	07/18/2025	Physically Settled Options to Buy Common Stock
MR Cobalt Offshore Fund CB 03 Ltd.	12/20/2023	Buy	8,414	$132.65	(1)	N/A	N/A	Common Stock
MR Cobalt Offshore Fund CB 03 Ltd.	12/20/2023	Buy	112,103	$133.68	(2)	N/A	N/A	Common Stock
MR Cobalt Offshore Fund CB 03 Ltd.	12/20/2023	Buy	557,788	$134.43	(3)	N/A	N/A	Common Stock
MR Cobalt Offshore Fund CB 03 Ltd.	12/20/2023	Buy	60,557	$135.35	(4)	N/A	N/A	Common Stock

(1)

Reflects the weighted average purchase price for the reported transactions. The shares were purchased in multiple transactions at prices ranging from $132.26 to $132.91, inclusive. The Reporting Persons will provide the SEC staff, the Issuer, or any security holder of the Issuer, upon request for same, with the full information regarding the number of shares purchased at each separate price within the range specified.

(2)

Reflects the weighted average purchase price for the reported transactions. The shares were purchased in multiple transactions at prices ranging from $133.03 to $134.00, inclusive. The Reporting Persons will provide the SEC staff, the Issuer, or any security holder of the Issuer, upon request for same, with the full information regarding the number of shares purchased at each separate price within the range specified.

(3)

Reflects the weighted average purchase price for the reported transactions. The shares were purchased in multiple transactions at prices ranging from $134.00 to $134.99, inclusive. The Reporting Persons will provide the SEC staff, the Issuer, or any security holder of the Issuer, upon request for same, with the full information regarding the number of shares purchased at each separate price within the range specified.

(4)

Reflects the weighted average purchase price for the reported transactions. The shares were purchased in multiple transactions at prices ranging from $135.00 to $135.72, inclusive. The Reporting Persons will provide the SEC staff, the Issuer, or any security holder of the Issuer, upon request for same, with the full information regarding the number of shares purchased at each separate price within the range specified.